ATTACHMENT 1

CERTIFICATE OF MERGER

MOLINA NM ACQUISTION CORP.

INTO

HEALTH CARE HORIZONS, INC.

THE MANNER AND BASIS OF CONVERTING SHARES ARE AS FOLLOWS:

At the Effective Time set forth herein, the outstanding Common Stock of Health Care Horizons, Inc. (“Company Stock”) and the outstanding Common Stock of Molina NM Acquisition Corp. (“Merger Sub Stock”) will be converted or cancelled and retired, in each case pursuant to the Merger and without any action on the part of the holder of such stock as follows:

(i) All the shares of Merger Sub Stock shall be converted into 100 validly issued and fully paid and nonassessable shares of Common Stock, par value $.01 per share of the Surviving Corporation (the “Surviving Corporation Common Stock”). The stock certificate which formerly evidenced the outstanding Merger Sub Stock shall, from and following the Effective Time, be evidence of ownership of such shares of the Surviving Corporation Common Stock.

(ii) Each share of capital stock of the Surviving Corporation which, immediately prior to the Effective Time, was held by the Company as a treasury share, shall be cancelled and retired without any payment being made therefore and shall cease to exist as of the Effective Time.

(iii) Each share of Company Stock issued and outstanding as of the Effective Time shall be converted into the right to receive in cash the Merger Consideration (as such term is defined in the Merger Agreement), divided by the number of shares of the Company Stock outstanding as of the Closing (as defined in the Merger Agreement) (the “Per Share Merger Consideration”).

BCS/CD-550m (Rev. 12/03)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH

BUREAU OF COMMERCIAL SERVICES

Date Received

(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

ERIC J. GOULD, TIMMIS & INMAN PLLC

300 TALON CENTRE

Name Address City

State

Zip Code

DETROIT MICHIGAN 48207

Document will be returned to the name and address you enter above If left blank document will be mailed to the registered office.

EFFECTIVE DATE:

Expiration date for new assumed names: December 31, Expiration date for transferred assumed names appear in Item 6

CERTIFICATE OF MERGER

Cross Entity Merger for use by Profit Corporations, Limited Liability Companies and Limited Partnerships

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1. The Plan of Merger (Consolidation) is as follows: a. The name of each constituent entity and its identification number is:

MOLINA NM ACQUISITION CORP.

HEALTH CARE HORIZONS, INC.

063046

•	The name of the surviving (new) entity and its identification number is:
•	HEALTH CARE HORIZONS, INC. 063046
•	Corporations and Limited Liability Companies provide the street address of the survivor’s principal place of business:

8801 HORIZON BLVD, NE, ALBUQUERQUE NM 87113

•	(Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

1ST

JULY

2004

The merger (consolidation) shall be effective on the

day of

,

.

3.	Complete for Profit Corporations only
For each constituent stock corporation, state:
Designation and
		number of outstanding	Indicate class or	Indicate class or

Name of corporation	shares in each class	series of shares	series entitled

	or series		entitled to vote	to vote as a class
MOLINA NM ACQUISITION	100 shares, $	.001 per share	COMMON STOCK	N/A

HEALTH CARE HORIZONS		$374,157 shares, .01 per	COMMON STOCK	N/A

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:

The manner and basis of converting shares are as follows:

SEE ATTACHMENT 1

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

NONE

The Plan of Merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

(Complete either Section (a) or (b) for each corporation) a) The Plan of Merger was approved by the majority consent of the incorporators of

, a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.
	(Signature of Incorporator	)	(Type or Print Name	)	(Signature of Incorporator	)	(Type or Print Name	)
	(Signature of Incorporator	)	(Type or Print Name	)	(Signature of Incorporator	)	(Type or Print Name	)
b)	The plan of merger was approved by:
	the Board of Directors of				, the		surviving Michigan corporation,

without approval of the shareholders in accordance with Section 703a of the Act.

4

the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Section 703a of the Act.

HEALTH CARE HORIZONS, INC.

By

By

(Signature of Authorized Officer or Agent)

GERALD LANDGRAF

(Type or print name)

HEALTH CARE HORIZONS, INC.

(Name of Corporation)

(Signature of Authorized Officer or Agent)

MARK L. ANDREWS

(Type or print name)

MOLINA NM ACQUISTION, CORP.

(Name of Corporation)